Law offices of
                       M. RICHARD CUTLER, ESQ.
                 610 NEWPORT CENTER DRIVE, SUITE 800
                   NEWPORT BEACH, CALIFORNIA 92660
                            (949) 719-1977        M. Richard Cutler, Esq.
                         FAX: (949) 719-1988      Brian A. Lebrecht, Esq.
                          www.cutlerlaw.com       Vi Bui, Esq.




                                 March 25, 1999


          Securities and Exchange Commission
          450 Fifth Street, N.W.
          Judiciary Plaza
          Washington, DC  20549

                  RE:     AMERICAN CUSTOM COMPONENTS, INC.

          Ladies and Gentlemen:

                  This office represents American Custom
          Components, Inc., a Nevada corporation (the
          "Registrant") in connection with the
          Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the
          "Registration Statement"), which relates to the sale of (i) 200,000 shares of the Registrant's
          Common Stock issued to Michelson Group, Inc. for performance of certain corporate advisory and consulting services (the "Advisor's Shares") and (ii) 168,571 shares of the Registrant's
          Common Stock issued to MRC Legal Services
          Corporation and M. Richard Cutler for
          performance of certain legal services (the
          "Counsel's Shares". The Advisor's Shares and the Counsel's Shares together shall be referred to as the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

                  Based upon the foregoing, it is our
          opinion that the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the inclusion of
          this opinion in the Registration Statement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                               Law Offices of M. Richard Cutler


                               /s/  M. Richard Cutler
                               By:      M. Richard Cutler, Esq.